Exhibit 10.10

FORFEITURE AGREEMENT

This FORFEITURE AGREEMENT (this “Agreement”), dated as of [●], 2021, is made by and between Authentic Equity Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and Authentic Equity Acquisition Corp., a Cayman Islands exempted company (the “Company”). The Sponsor and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS in connection with the consummation of the initial public offering of the Company’s units (the “IPO”), the Company will enter into a forward purchase agreement (the “Forward Purchase Agreement”) with General Electric Pension Trust (“GEPT”), pursuant to which, (i) GEPT will have the right, in its discretion, to purchase up to $50,000,000 of the Company’s units, consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Shares”), and [0.425] of one warrant, in a private placement to occur concurrently with the closing (the “Business Combination Closing”) of the Business Combination and (ii) if GEPT purchases the maximum number of units available to it under the Forward Purchase Agreement, the Company will issue to GEPT (the “GEPT Issuance”) a number of Class B ordinary shares of the Company, par value $0.0001 per share (the “Class B Shares”), and warrants to purchase Class A Shares at $11.50 per warrant (the “Private Placement Warrants”), as specified in the Forward Purchase Agreement;

WHEREAS, the Sponsor has determined that the transactions contemplated by the Forward Purchase Agreement are beneficial to the Company and, in order to protect and make more valuable its Class B Shares and Private Placement Warrants by helping to facilitate a business combination, the Sponsor has agreed to the forfeiture of a number of Class B Shares and Private Placement Warrants at the Business Combination Closing on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Sponsor Forfeiture. The Sponsor hereby agrees that, to the extent that the conditions related to the GEPT Issuance as set forth in the Forward Purchase Agreement have been satisfied, then at the Business Combination Closing and simultaneous with the GEPT Issuance, the Sponsor shall surrender and forfeit for no consideration a number of Class B Shares and Private Placement Warrants (the “Sponsor Forfeiture”) such that after the Sponsor Forfeiture and the GEPT Issuance, the Sponsor will own (i) a number of Class B Shares equal to 87.5% of the aggregate number of Class B Shares outstanding as of immediately following the Business Combination (after giving effect to the issuance of any Class B Shares as a result of anti-dilution rights or other adjustments and the number of Class B Shares transferred, assigned, sold or forfeited in connection with the Business Combination) but excluding 115,000 Class B ordinary shares from such calculation, and (ii) a number of Private Placement Warrants equal to 87.5% of the aggregate number of Private Placement Warrants outstanding as of immediately following the Business Combination (after giving effect to any Private Placement Warrants transferred, assigned, sold or forfeited in connection with the Business Combination). Additionally, in the event that GEPT purchases less than 5,000,000 of the Company’s units pursuant to the Forward Purchase Agreement and, as a result, the Class B Shares will convert into Class A Shares at a rate of less than one-to-one, the Sponsor will forfeit to the Company, for no consideration, a number of Class B Shares so that the Class B Shares convert into Class A Shares at a rate of at least one-to-one.

2. Further Assurances. Subject to the terms and conditions of this Agreement, the Sponsor hereby unconditionally and irrevocably agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

3. Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

4. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the Party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications sent to the Company or the Sponsor shall be sent to: 32 Elm Place, 2nd Floor, Rye, NY 10580, Attn: David Hooper, email: dhooper@authenticequityllc.com, with a copy to the Company’s counsel at: Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attn: Christian O. Nagler and Debbie P. Yee, P.C., email: cnagler@kirkland.com and debbie.yee@kirkland.com, fax: (212) 446-4900.

5. Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6. Assignments. No Party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party.

7. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

8. Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

9. Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

10. Jurisdiction. The Parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement, except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

11. Waiver of Jury Trial. The Parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

12. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Parties.

13. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

[Signature page follows.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

COMPANY:

AUTHENTIC EQUITY ACQUISITION CORP.

By:
Name:	David Hooper
Title:	Chief Executive Officer

SPONSOR:

AUTHENTIC EQUITY SPONSOR LLC

By:
Name:	David Hooper
Title:	Managing Member

[Signature Page to Forfeiture Agreement]

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